EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Defense Electronics & Services
Advanced Engineering & Sciences Division	N/A
Felec Services, Inc.	Delaware
Astro-Optics Labs	California
CAS Inc.	Alabama
Darlington, Inc.	Delaware
EDO Artisan, Inc.	New Jersey
EDO Automotive Natural Gas, Inc.	Delaware
EDO Communications and Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corp.	Delaware
EDO MBM Technology, LLC	United Kingdom
EDO MTech Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance and Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Limited	United Kingdom
EDO (UK) Limited	United Kingdom
EDO Western Corporation	Utah
EVI Technology, LLC	Delaware
Fiber Innovations, Inc.	Massachusetts
Gilcron Corporation	Delaware
Impact Science & Technology, Inc.	New Hampshire
ITT Advanced Engineering & Sciences International, Inc.	Delaware
ITT Advanced Imaging Systems, Inc.	Delaware
ITT Antarctic Services, Inc.	Delaware
ITT Arctic Services, Inc.	Delaware
ITT Avionics Systems International, Inc.	Delaware
ITT Communications Support, Inc.	Delaware
ITT Communications Systems Division	N/A
ITT Defence Ltd.	United Kingdom
ITT Defense Division	N/A
ITT Defense Espana, S.L.	Spain
ITT Defense International, Inc.	Delaware
ITT Electronic Systems — Electronic Warfare Division	N/A
ITT Federal Services Arabia Ltd.	Saudi Arabia
ITT Federal Services GmbH	Germany
ITT Federal Services International, Ltd.	Caymans
ITT Federal Services International Corporation, LLC	Macedonia
ITT FSC Investment Corporation	Delaware
ITT FSC Management Corporation	Delaware
ITT Gilfillan Division	N/A
ITT GNSS Solutions, Inc.	California
ITT INSYTE, Inc.	Florida
ITT Maintenance Services, GmbH	Germany
ITT Night Vision Division	N/A
ITT Power Solutions, Inc.	Massachusetts
ITT PowerSystems Corporation	Delaware
ITT Security Services GmbH	Germany
ITT Systems Corporation	Delaware
ITT Space Systems, LLC	Delaware
ITT Systems Corporation	Delaware
ITT Systems Division	N/A
ITT Systems & Sciences Corporation	Delaware

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
MBM Flexible Circuits Ltd.	United Kingdom
NexGen Communications LLC	Virginia
Research Systems, Inc.	Colorado	Visual Information Solutions
Research Systems International France SARL	France
Research Systems International UK Limited	United Kingdom
Research Systems Italia S.r.l	Italy
ITT VIS KK	Japan
Specialty Plastics, Inc.	Louisiana
Fluid Technology
AC Custom Pumps Division	N/A
Anadolu Flygt Pompa Sanayi Ve Ticaret	Turkey
AGJ Holding AB	Sweden
A.G. Johansons Metallfabrik AB changed name to ITT Pure-Flo Solutions AB	Sweden
Arrow Rentals Limited	Ireland
Avis Werberg GmbH	Austria
Bombas Flygt de Venezuela	Venezuela
Bombas Goulds de Mexico S. de R.L. de C.V.	Mexico	Goulds
Bombas Goulds de Venezuela, C.A.	Venezuela	Goulds
Bombas Goulds S.A.	Argentina	Goulds
BS Pumps Limited	United Kingdom
Comer S.R.L	Italy
Distribuidora Arbos, C.A.	Venezuela
Faradyne Motors LLC	Delaware
Flowtronex PSI, Inc.	Nevada
Flygt Argentina S.A.	Argentina	Flygt
Flygt Hellas S.A.	Greece	Flygt
Flygt Portugal Technologia Agua do Ambiente	Portugal	Flygt
Goulds Pumps Administration	New York
Goulds Pumps Canada, Inc.	Canada	Goulds
Goulds Pumps Co., Ltd.	Korea	Goulds
Goulds Pumps, Incorporated	Delaware	Goulds
Goulds Pumps (IPG), Inc.	Delaware	Goulds
Goulds Pumps (Ireland), Limited	Ireland	Goulds
Goulds Pumps (NY), Inc.	New York	Goulds
Goulds Pumps (PA), Inc.	Delaware	Goulds
Goulds Pumps (Philippines), Inc.	Philippines	Goulds
GP Holding Company, Inc.	Delaware	Goulds
Grindex AB	Sweden
ITT Bell & Gossett Division	N/A	Bell & Gossett
ITT Columbia Ltda	Columbia
ITT Corporation India Pvt. Ltd.	India
ITT EP (Nanjing)	China
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology Corporation	Delaware
ITT Fluid Technology Division	N/A
ITT Fluid Technology International, Inc.	Delaware
ITT Fluid Technology International Pty Ltd.	Australia
ITT Fluid Technology International (Thailand), Ltd.	Thailand
ITT Fluid Technology S.A.	Chile
ITT Norge AS	Norway
ITT Water & Wastewater Nederland BV	The Netherlands	Flygt
ITT Water & Wastewater Deutschland GmbH	Germany	Flygt
ITT Water & Wastewater France S.A.S.	France	Flygt
ITT Water & Wastewater Metz S.A.S.	France	Flygt
ITT Water & Wastewater Italia S.R.L.	Italy	Flygt
ITT Flygt (Shenyang) Pumps, Ltd.	China	Flygt
ITT Goulds Benelux BV	The Netherlands	Goulds
ITT Grindex Pumps Division	N/A

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
ITT Kobay Sdn BHD	Malaysia
ITT Laing Pump Co., Ltd.
ITT Laing Thermotech, Inc.
ITT Lowara Hungary Kft
ITT McDonnell & Miller Division	N/A	McDonnell & Miller
ITT Pure-Flo (UK), Ltd.	United Kingdom
ITT PCI Membranes Limited	United Kingdom
ITT Sanitaire, Ltd.	United Kingdom
ITT Sweden AB	Sweden
ITT Standard Division (Heat Transfer)	N/A
ITT Water & Wastewater AB (Sweden)	Sweden
ITT Water & Wastewater Alpha BV	The Netherlands
ITT Water & Wastewater Australia Limited	Australia
ITT Water & Wastewater Belgium BVBA
ITT Water & Wastewater Chile S.A.	Chile
ITT Water & Wastewater Denmark ApS	Denmark
ITT Water & Wastewater do Brazil Limitada S.A.	Brazil
ITT Water & Wastewater Espana S.A.	Spain
ITT Water & Wastewater Finland OY	Finland
ITT Water & Wastewater Florida LLC	Delaware
ITT Water & Wastewater Herford GmbH	Germany
ITT Water & Wastewater Hong Kong Limited	Hong Kong
ITT Water & Wastewater Hungry Kft.	Hungary
ITT Water & Wastewater Indiana LLC	Delaware
ITT Water & Wastewater Ireland Ltd.	Ireland
ITT Water & Wastewater Korea Co, Ltd.	Korea
ITT Water & Wastewater Leopold, Inc.	Delaware
ITT Water & Wastewater Lituanica	Lithuania
ITT Water & Wastewater Mexico S. de R.L. de C.V.	Mexico
ITT Water & Wastewater New Zealand Limited	New Zealand
ITT Water & Wastewater Osterreich GmbH	Austria
ITT Water & Wastewater Peru S.A.	Peru
ITT Water & Wastewater Polska Sp. Zoo	Poland
ITT Water & Wastewater Projects Limited	United Kingdom
ITT Water & Wastewater Singapore Pte Ltd	Singapore
ITT Water & Wastewater South Africa (PTY) Ltd.	South Africa
ITT Water & Wastewater UK Ltd.	United Kingdom
ITT Water & Wastewater U.S.A., Inc	Delaware
ITT Water Technology Delaware, Inc.	Delaware
ITT Water Technology Holdings, Inc.	Delaware
ITT Water Technology, Inc.	Delaware
ITT Water Technology International, Inc.	Delaware
ITT Water Technology Mexico S. de R.L. de C.V.	Mexico
ITT Water Technology Texas Holdings, Inc.	Delaware
ITT Water Technology (TX) LP	Delaware
ITT Wedeco France SAS	France
Laing Fütéstechnika Kft.
ITT Lowara Deutschland GmbH	Germany	Lowara
Lowara (Ireland) Limited	Ireland	Lowara
Lowara Nederland BV	The Netherlands	Lowara
Lowara Portugal	Portugal	Lowara
Lowara S.r.l.	Italy	Lowara
Lowara UK Limited	United Kingdom	Lowara
Lowara Vogel Polska Co. Ltd.	Poland
Nanjing Goulds Pumps Ltd.	China	Goulds
PCI Membrane Systems Inc.	Delaware
Portacel, Inc.	Delaware
PT Sam McCoy	Indonesia
Pumpenfabrik Ernst Vogel GmbH	Austria	Vogel

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Pure-Flo LLC	Delaware
Sam McCoy Engineering SDN BHD	Malaysia
Sam McCoy Manufacturing SDN BHD	Malaysia
Szferomotoros Szivattyú Termelö és Kereskedelmi Betéti Tarsasag.
Sanitaire Division	N/A	Sanitaire
Shanghai Goulds Pumps Co. Ltd.	China
SRP Acquisition Corp.	Delaware
Vogel Pumpen Drv	Hungary
WEDECO AVP Pty Ltd.	Australia
WEDECO GmbH	Switzerland
WEDECO Sp. z.o.o	Poland
1448170 Ontario Ltd.	Canada
Motion & Flow Control
Ameritool Divesting Inc. (fka Ameritool Manufacturing, Inc.)	New York
BIW Division	N/A
BVE Controls GmbH	Germany
ITT Hong Kong Limited	Hong Kong
Cleveland Motion Controls, Inc.	Ohio
Evolutionary Concepts, Inc.	California
Flojet Division	N/A
Flojet (Europe) Limited	England
Great American Gumball Corporation	California	ITT Cannon Santa Clara
International Motion Control Inc.	Delaware
International Motion Control (China), Ltd.	Delaware
ITT Aerospace Controls Division	N/A
ITT Aerospace Controls LLC	Delaware
ITT Cannon Division	N/A	Solutions
ITT Cannon Electronic (Shenzhen) Co., Ltd.	China
ITT Cannon Electric GmbH	Germany
ITT Cannon International, Inc.	Delaware	ITT Cannon/Network Systems & Services
ITT Cannon, Ltd.	Japan
ITT Cannon Mexico, Inc.	Delaware
ITT Cannon de Mexico S.A. de C.V.	Mexico
ITT Cannon Veam Italia S.r.l.	Italy
ITT Cannon (Zhenjiang) Electronics, Ltd.	China
ITT Cannon (Hong Kong) Ltd.	Hong Kong
ITT Enidine Inc.	Delaware	Dynact
ITT Control Technologies GmbH	Germany
ITT Flow Control Limited	United Kingdom
ITT Germany GmbH	Germany
ITT Industries Friction, Inc.	Delaware
ITT Italia S.r.l	Italy
ITT Koni America LLC	Delaware
ITT VEAM LLC	Delaware
Jabsco GmbH	Germany	Jabsco
Jabsco Marine Italia S.r.l	Italy
Jarret, Inc.	Pennsylvania
Jinoo Holdings, Inc.	Delaware
Jinoo Products, Inc. (Korea)	Korea
Kaliburn, Inc.	South Carolina, USA
Koni B.V.	The Netherlands	Koni
Bright Banner Limited	United Kingdom
Totton Holdings Limited	United Kingdom
Totton Pumps Limited	United Kingdom
Koni France	France	Koni
Laing GmbH Systems	Germany
Laing Pump Corporation
Laing Pumpen GmbH	Germany

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Laing Futstechnika Korolt
NHK Jabsco Co., Ltd.	Japan	Jabsco
Rule Industries, Inc.	Massachusetts	Rule
TEC Electrical Components Group Ltd.	United Kingdom
Other
Admiral Corporation	Florida	Admiral
Bolton Insurance Company	New York
Carbon Fuel Company	West Virginia	Carbon
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Corporp A&F, Inc.	Delaware
DITTAH GmbH	Germany
Howard Corporation	North Carolina
International Standard Electric Corporation	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Canada Company	Nova Scotia
ITT Canada Investment Company	Canada
ITT Community Development Corporation	Delaware
ITT Delaware Investments, Inc.	Delaware
ITT France SAS	France
ITT Holdings Czech Republic	Czech Republic
ITT Industriebeteiligungsgesellschaft mbH	Germany
ITT Industries Asset Management, Inc.	Delaware
ITT Industries of Canada LP	Canada
ITT Industries (China) Investment Company, Limited	China
ITT Industries Holding SARL	Luxembourg
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg SARL	Luxembourg
ITT Industries Management GmbH	Germany
ITT Industries SARL	Luxembourg
ITT Industries UK Holdings Ltd.	United Kingdom
ITT Industries Vermoegensverwaltung GmnH	Germany
ITT International SARL	Luxembourg
ITT Manufacturing Enterprises, Inc.	Delaware
ITT Remediation Management, Inc.	Delaware
ITT Resource Development Corporation	Delaware
ITT Transportation Distribution Services Division	N/A
Kentucky Carbon Corporation	West Virginia
ITT Land Corporation	Florida
Paul N. Howard Company	North Carolina
Sunsport Recreation, Inc.	Florida

Note:	The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.